Explanation of Responses to Table II

1.           The 8% Senior Secured Convertible Notes that were initially convertible into 2,419,354 shares of the issuer’s common stock and reported on the first and third lines of this form were sold in a private sale for $1,500,000 in the aggregate representing the face value of the notes.

2.           Kent C. McCarthy is the manager of Jayhawk Capital Management, L.L.C. (“JCM”), which is the general partner of Jayhawk Private Equity GP, L.P. (“JPE”).  JPE is the general partner of Jayhawk Private Equity Fund, L.P. (“JPEF”) and Jayhawk Private Equity Co-Invest Fund, L.P. (“JPECF”).  JPEF directly and solely owned the 8% Senior Secured Convertible Notes that were initially convertible into 1,517,366 shares of the issuer’s common stock reported in this line, which number of shares is subject to adjustment as set forth in the terms of the 8% Senior Secured Convertible Notes.  JPECF directly and solely owned the 8% Senior Secured Convertible Notes that were initially convertible into 95,537 shares of the issuer’s common stock reported in this line, which number of shares is subject to adjustment as set forth in the terms of the 8% Senior Secured Convertible Notes.  As a result, JPE, JCM, and Mr. McCarthy each indirectly beneficially owned, in the aggregate, the 8% Senior Secured Convertible Notes that were initially convertible into 1,612,903 shares of the issuer’s common stock reported in this line, which number of shares is subject to adjustment as set forth in the terms of the 8% Senior Secured Convertible Notes.  Each reporting person disclaims beneficial ownership of the reported securities except to the extent of such reporting person's pecuniary interest therein.

3.           The warrants reported in this line were sold together with the 8% Senior Secured Convertible Notes.  No additional consideration was received for the warrants.

4.           JPEF directly and solely owned 606,946 of the warrants reported in this line.   JPECF directly and solely owned 38,215 of the warrants reported in this line.   As a result, JPE, JCM, and Mr. McCarthy each indirectly beneficially owned, in the aggregate, 645,161 of the warrants reported in this line.  Each reporting person disclaims beneficial ownership of the reported securities except to the extent of such reporting person's pecuniary interest therein.

5.             JPEF directly and solely owned the 8% Senior Secured Convertible Notes that were initially convertible into 758,683 shares of the issuer’s common stock reported in this line, which number of shares is subject to adjustment as set forth in the terms of the 8% Senior Secured Convertible Notes.   JPECF directly and solely owned the 8% Senior Secured Convertible Notes that were initially convertible into 47,768 shares of the issuer’s common stock reported in this line, which number of shares is subject to adjustment as set forth in the terms of the 8% Senior Secured Convertible Notes.  As a result, JPE, JCM, and Mr. McCarthy each indirectly beneficially owned, in the aggregate, the 8% Senior Secured Convertible Notes that were initially convertible into 806,451 shares of the issuer’s common stock reported in this line, which number of shares is subject to adjustment as set forth in the terms of the 8% Senior Secured Convertible Notes.  Each reporting person disclaims beneficial ownership of the reported securities except to the extent of such reporting person's pecuniary interest therein.

6.           Due to an administrative typo, the original timely filed Form 3 incorrectly reported that 322,851 shares of Common Stock were underlying the 8% Senior Secured Convertible Notes Exercisable on 12/23/2009.

7.           JPEF directly and solely owns 303,474 of the warrants reported in this line.   JPECF directly and solely owns 19,107 of the warrants reported in this line.   As a result, JPE, JCM, and Mr. McCarthy each indirectly beneficially owns, in the aggregate, 322,581 of the warrants reported in this line.  Each reporting person disclaims beneficial ownership of the reported securities except to the extent of such reporting person's pecuniary interest therein.